Exhibit 99.1

       America Service Group Announces Second Quarter Results;
     Company Announces up to $30 Million Stock Repurchase Program

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 26, 2005--America Service Group Inc. (NASDAQ:ASGR):

    Highlights:

    -- Net income of $3.1 million for the quarter and $7.1 million year to date
    -- Adjusted EBITDA increase of 10.2% from the prior year quarter to $8.0 million
    -- Board of Directors approves stock repurchase program of up to $30 million
    --  Company updates guidance for full-year 2005 results

    America Service Group Inc. (NASDAQ:ASGR) announced today results for the second quarter and six months ended June 30, 2005. Additionally, the Company announced that its Board of Directors has approved a stock repurchase program to repurchase up to $30 million of the Company's common stock over the next 24 months.
    Commenting on second quarter results, Michael Catalano, chairman, president and chief executive officer of America Service Group, said, "The Company is pleased with its financial results for the second quarter and the knowledge that its cash flows should improve with the expiration of the Maryland contract. The Board and management are confident in the future of the Company, as demonstrated in the Board's authorization of a stock repurchase program of up to $30 million."

    FAS 144 Impact on Income Statement Presentation Format

    As noted in our 2004 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.
    As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization.

    Results for Second Quarter and Six Months Ended June 30, 2005

    Healthcare revenues from continuing contracts for the second quarter of 2005 were $161.0 million, an increase of 8.7% over the prior year quarter. Healthcare revenues for the six months ended June 30, 2005, were $314.6 million, an increase of 8.5% over the prior year period. Total Revenues, which includes revenues from continuing and discontinued contracts, for the second quarter of 2005 were $175.8 million, an increase of 1.8% over the prior year quarter. Total Revenues for the six months ended June 30, 2005, were $345.4 million, an increase of 1.3% over the prior year period.
    Healthcare expenses from continuing contracts for the second quarter of 2005 were $148.6 million, or 92.3% of healthcare revenues, as compared with $135.0 million, or 91.2% of healthcare revenues, in the prior year quarter. Healthcare expenses for the six months ended June 30, 2005, were $290.0 million, or 92.2% of healthcare revenues, as compared with $265.0 million, or 91.4% of healthcare revenues, in the prior year period. The increase in healthcare expenses from continuing contracts as a percentage of healthcare revenue when compared with the prior year quarter and first six months is primarily due to increases in off-site utilization expenses in certain full-risk contracts and increases in medical malpractice expenses. Total Healthcare Expenses, which includes expenses from continuing and discontinued contracts, for the second quarter of 2005 were $163.5 million, or 93.0% of Total Revenues, as compared with $161.0 million, or 93.2% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the six months ended June 30, 2005, were $321.0 million, or 93.0% of Total Revenues, as compared with $318.2 million, or 93.3% of Total Revenues, in the prior year period.
    Gross margin from continuing contracts for the second quarter of 2005 was $12.4 million, or 7.7% of healthcare revenues, as compared with $13.0 million, or 8.8% of healthcare revenues, in the prior year quarter. Gross margin for the six months ended June 30, 2005, was $24.7 million, or 7.8% of healthcare revenues, as compared with $24.8 million, or 8.6% of healthcare revenues, in the prior year period. Total Gross Margin, which includes continuing and discontinued contracts, for the second quarter of 2005 was $12.3 million, or 7.0% of Total Revenues, as compared with $11.7 million, or 6.8% of Total Revenues, in the prior year quarter. Total Gross Margin for the six months ended June 30, 2005, was $24.3 million, or 7.0% of Total Revenues, as compared with $22.8 million, or 6.7% of Total Revenues, in the prior year period.
    Selling, general and administrative expenses for the second quarter of 2005 were $4.3 million, or 2.7% of healthcare revenues, as compared with $4.5 million, or 3.0% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the six months ended June 30, 2005, were $8.6 million, or 2.7% of healthcare revenues, as compared with $8.9 million, or 3.1% of healthcare revenues, in the prior year period. Selling, general and administrative expenses as a percentage of Total Revenues for the second quarter of 2005 and the six months ended June 30, 2005, were 2.5% as compared with 2.6% in the prior year quarter and prior year period.
    In addition to the above selling, general and administrative expenses, the Company incurred $451,000 of due diligence expenses in the second quarter of 2005 related to a potential acquisition of a healthcare company outside of the corrections sector. These acquisition discussions were discontinued in late July 2005. The Company expects to record an additional $150,000 to $250,000 of due diligence expenses in the third quarter of 2005, representing expenses incurred during the month of July prior to the discontinuance of the acquisition discussions.
    Adjusted EBITDA for the second quarter of 2005 was $8.0 million, an increase of 10.2%, as compared with $7.2 million in the prior year quarter. Adjusted EBITDA for the six months ended June 30, 2005, was $15.7 million, an increase of 12.8%, as compared with $13.9 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, increases or decreases in reserves for loss contracts, discontinued acquisition expenses and the charge for settlement of a Florida legal matter recorded in the first quarter of 2004. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
    Depreciation and amortization expense for the second quarter of 2005 was $1.0 million, consistent with the prior year quarter. Depreciation and amortization expense for the six months ended June 30, 2005, was $2.0 million as compared with $1.9 million in the prior year period.
    Income from operations for the second quarter of 2005 was $6.7 million as compared with $7.6 million in the prior year quarter. Income from operations for the six months ended June 30, 2005, was $13.6 million as compared with $8.9 million in the prior year period. Negatively impacting the current year results is the $451,000 of discontinued acquisition expenses recorded in the second quarter. Negatively impacting the prior year results is the $5.2 million charge for final settlement of a Florida legal matter recorded in the first quarter.
    Net interest expense for the second quarter of 2005 was $205,000 as compared with $453,000 in the prior year quarter. Net interest expense for the six months ended June 30, 2005, was $433,000 as compared with $1.0 million in the prior year period.
    Further offsetting the above net interest expense, the Company collected $249,000 of late fee income in the second quarter of 2005. The late fee income related to past due accounts receivable balances due from a client.
    Income from continuing operations before income taxes for the second quarter of 2005 was $6.7 million as compared with $7.2 million in the prior year quarter. Income from continuing operations before income taxes for the six months ended June 30, 2005, was $13.4 million as compared with $7.9 million in the prior year period. Positively impacting current year results is the $249,000 of late fee income offset by the negative impact of the $451,000 of discontinued acquisition expenses recorded in the second quarter. Negatively impacting the prior year results is the $5.2 million charge for final settlement of a Florida legal matter recorded in the first quarter.
    The income tax provision for the second quarter of 2005 was $2.7 million, an approximate 40% effective tax rate, as compared with an income tax benefit of $5.3 million in the prior year quarter. The income tax provision for the six months ended June 30, 2005, was $5.4 million, an approximate 40% effective tax rate, as compared with an income tax benefit of $5.0 million in the prior year period. The income tax provision for the second quarter of 2005 and the six months ended June 30, 2005, is not comparable with the prior year quarter and prior year six month income tax provision, due to the deferred tax valuation allowance that existed during the prior year until June 30, 2004. Substantially all of the Company's deferred tax valuation allowance was reversed at June 30, 2004, resulting in a noncash income tax benefit in the second quarter of 2004 of $5.3 million.
    Income from continuing operations for the second quarter of 2005 was $4.0 million as compared with $12.5 million in the prior year quarter. Income from continuing operations for the six months ended June 30, 2005, was $8.0 million as compared with $12.9 million in the prior year period. Positively impacting the current year results is the $249,000 of late fee income offset by the negative impact of the $451,000 of discontinued acquisition expenses recorded in the second quarter. Negatively impacting the prior year results is the $5.2 million charge for final settlement of a Florida legal matter recorded in the first quarter, offset by the positive impact of the $5.3 million income tax valuation allowance reversal recorded in the second quarter. Additionally, the income tax provision for the second quarter of 2005 and the six months ended June 30, 2005, is not comparable with the prior year quarter and prior year six month income tax provision, due to the deferred tax valuation allowance that existed during the prior year until June 30, 2004.
    The loss from discontinued operations, net of taxes, for the second quarter of 2005 was $871,000 as compared with $8.2 million in the prior year quarter. The loss from discontinued operations, net of taxes, for the six months ended June 30, 2005, was $1.0 million as compared with $8.9 million in the prior year period. Negatively impacting the current year loss from discontinued operations, net of taxes, is the $1.3 million increase in the Company's loss contract reserve recorded in the second quarter of 2005 to cover losses and allocated overhead related to the Company's Maryland Department of Public Safety and Correctional Services ("Maryland DPS") contract through its expiration on June 30, 2005. The Company had previously announced on June 15, 2005, that it expected to increase its reserves for losses under the Maryland DPS contract in a range of $1.0 million to $1.5 million in the second quarter of 2005. Negatively impacting the prior year second quarter and first six months loss from discontinued operations, net of taxes, is the $6.8 million loss contract charge recorded in the second quarter related to the Maryland DPS contract. Additionally, the income tax provision for the second quarter of 2005 and the six months ended June 30, 2005, is not comparable with the prior year quarter and prior year six month income tax provision due to the deferred tax valuation allowance that existed during the prior year until June 30, 2004.
    Net income for the second quarter of 2005 was $3.1 million, or $0.29 basic and $0.28 diluted per common share, as compared with $4.3 million, or $0.40 basic and $0.39 diluted per common share, in the prior year quarter. Net income for the six months ended June 30, 2005, was $7.1 million, or $0.65 basic and $0.63 diluted per common share, as compared with $3.9 million, or $0.37 basic and $0.36 diluted per common share, in the prior year period. Positively impacting the current year results is the $249,000 of late fee income recorded in the second quarter, offset by the negative impact of the $451,000 of discontinued acquisition expenses and the $1.3 million increase in the Company's loss contract reserve recorded in the second quarter. Negatively impacting the prior year results is the $6.8 million loss contract charge recorded in the second quarter and the $5.2 million charge for final settlement of a Florida legal matter recorded in the first quarter, partially offset by the positive impact of the $5.3 million income tax valuation allowance reversal recorded in the second quarter. Additionally, the income tax provision for the second quarter of 2005 and the six months ended June 30, 2005, is not comparable with the prior year quarter and prior year six month income tax provision due to the deferred tax valuation allowance that existed during the prior year until June 30, 2004.
    Cash on hand decreased to $11.5 million at June 30, 2005, as compared with $15.6 million at March 31, 2005. Days sales outstanding in accounts receivable increased to approximately 46 days at June 30, 2005, as compared to 45 days at March 31, 2005. The Company had no debt outstanding as of June 30, 2005.

    2005 Guidance

    The Company is updating its previous guidance for full-year 2005 results. Consistent with past practice, the Company's guidance for full-year 2005 results does not consider the impact of any potential new business. Contracts currently in operation are included in the guidance for full-year 2005 results through the end of the year, unless the Company has previously been notified otherwise by the client.
    The Company's guidance for full-year 2005 results (adjusted for the items discussed in detail in the footnotes) is summarized below:

Total Revenues (1)                     $640.0 - $660.0 million
Depreciation, amortization
 and interest expense                  $5.1 million
Adjusted pre-tax income (2)            $26.9 - $27.9 million
Effective tax rate                     40%
Adjusted net income (2)                $16.1 - $16.7 million
Weighted average common shares
 outstanding - diluted                 11.0 million - 11.1 million
Adjusted net income per common
 share - diluted (2)                   $1.45 - $1.52

(1)  From continuing and discontinued contracts
(2) From continuing and discontinued contracts and adjusted to exclude the pre-tax positive impact of the $249,000 of late fee income recorded in the second quarter, as well as the pre-tax negative impacts of the $451,000 of discontinued acquisition expenses recorded in the second quarter, the additional $150,000 to $250,000 of discontinued acquisition expenses expected to be recorded in the third quarter and the $1.3 million increase in the Company's loss contract reserve recorded in the second quarter.

    Stock Repurchase Program

    The Company's Board of Directors has approved a stock repurchase program to repurchase up to $30 million of the Company's common stock over the next 24 months. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company. As of July 25, 2005, the Company had approximately 10.9 million shares outstanding.
    The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash generated from operations and also from funds on hand, including amounts available under the Company's credit facility.
    The repurchase program does not obligate the Company to acquire any particular amount of common stock and the repurchase program may be suspended at any time at the Company's discretion.

    Conference Call

    A listen-only simulcast and replay of America Service Group's first quarter conference call will be available online at www.asgr.com or www.earnings.com on July 27, 2005, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company's Web site.

    America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

    This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.
    The most directly comparable GAAP measures for the guidance provided by the Company are: Healthcare Revenues; Income from Continuing Operations Before Income Taxes; Depreciation and Amortization; and Interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company's guidance to the most directly comparable GAAP measure is not practicable to be estimated on a forward-looking basis.

    This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the Company's beliefs and expectations of future performance, the effects of any stock split and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements including, without limitation, risks related to the following: the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services; the possible effect of adverse publicity on the Company's business; increased competition for new contracts and renewals of existing contracts; the Company's ability to execute its expansion strategies; the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage; the outcome of pending litigation; the Company's dependence on key personnel; and the Company's determination whether to repurchase shares under the stock repurchase program. A discussion of these important factors and assumptions regarding the statements and risks involved is contained in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                            Three Months Ended
                                     --------------------------------
                                     June 30,  % of   June 30,  % of
                                       2005   Revenue   2004  Revenue
                                     --------  -----  --------  -----
Healthcare revenues                  $160,996  100.0  $148,088  100.0
Healthcare expenses                   148,562   92.3   135,048   91.2
                                     --------  -----  --------  -----
 Gross margin                          12,434    7.7    13,040    8.8
Selling, general and
 administrative expenses                4,329    2.7     4,465    3.0
Discontinued acquisition expenses         451    0.3        --     --
Depreciation and amortization           1,000    0.6       959    0.7
                                     --------  -----  --------  -----
 Income from operations                 6,654    4.1     7,616    5.1
Interest, net                             205    0.1       453    0.3
Late fee income                           249    0.2        --     --
                                     --------  -----  --------  -----
 Income from continuing
  operations before income
  tax provision (benefit)               6,698    4.2     7,163    4.8
Income tax provision (benefit)          2,680    1.7    (5,329)  (3.6)
                                     --------  -----  --------  -----
 Income from continuing operations      4,018    2.5    12,492    8.4
Loss from discontinued operations,
 net of taxes                            (871)  (0.5)   (8,189)  (5.5)
                                     --------  -----  --------  -----
 Net income                            $3,147    2.0    $4,303    2.9
                                     ========  =====  ========  =====

Income (loss) per common
 share - basic:
  Income from continuing operations      0.37            $1.17
  Loss from discontinued operations,
   net of taxes                          0.08)           (0.77)
                                     --------         --------
   Net income                           $0.29            $0.40
                                     ========         ========

Income (loss) per common
 share - diluted:
  Income from continuing operations     $0.36            $1.13
  Loss from discontinued operations,
   net of taxes                         (0.08)           (0.74)
                                     --------         --------
   Net income                           $0.28            $0.39
                                     ========         ========

Weighted average common
 shares outstanding:
  Basic                                10,873           10,692
                                     ========         ========
  Diluted                              11,123           11,034
                                     ========         ========


                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                             Six Months Ended
                                     --------------------------------
                                     June 30,  % of   June 30,  % of
                                       2005   Revenue   2004   Revenue
                                     --------  -----  --------  -----
Healthcare revenues                  $314,630  100.0  $289,874  100.0
Healthcare expenses                   289,957   92.2   265,034   91.4
                                     --------  -----  --------  -----
 Gross margin                          24,673    7.8    24,840    8.6
Selling, general and
 administrative expenses                8,633    2.7     8,881    3.1
Discontinued acquisition expenses         451    0.2        --     --
Depreciation and amortization           1,979    0.6     1,900    0.6
Charge for settlement of
 Florida legal matter                      --     --     5,200    1.8
                                     --------  -----  --------  -----
 Income from operations                13,610    4.3     8,859    3.1
Interest, net                             433    0.1       964    0.4
Late fee income                           249    0.1        --     --
                                     --------  -----  --------  -----
 Income from continuing
  operations before income
  tax provision (benefit)              13,426    4.3     7,895    2.7
Income tax provision (benefit)          5,381    1.7    (4,977)  (1.7)
                                     --------  -----  --------  -----
 Income from continuing operations      8,045    2.6    12,872    4.4
Loss from discontinued operations,
 net of taxes                            (985)  (0.4)   (8,927)  (3.0)
                                     --------  -----  --------  -----
 Net income                            $7,060    2.2    $3,945    1.4
                                     ========  =====  ========  =====

Income (loss) per common
 share - basic:
  Income from continuing operations     $0.74            $1.21
  Loss from discontinued operations,
   net of taxes                         (0.09)           (0.84)
                                     --------         --------
   Net income                           $0.65            $0.37
                                     =========        ========

Income (loss) per common
 share - diluted:
  Income from continuing operations     $0.72            $1.17
  Loss from discontinued operations,
   net of taxes                         (0.09)           (0.81)
                                     --------         --------
   Net income                           $0.63            $0.36
                                     ========         ========

Weighted average common
 shares outstanding:
  Basic                                10,860           10,648
                                     ========         ========
  Diluted                              11,142           10,983
                                     ========         ========


                      AMERICA SERVICE GROUP INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                   June 30,  Dec. 31,
                                                     2005      2004
                                                   --------  --------
                                ASSETS

Current assets:
 Cash and cash equivalents                          $11,484    $7,191
 Accounts receivable, healthcare and
  other less allowances                              89,781    93,111
 Inventories                                          7,287     7,639
 Prepaid expenses and other current assets           16,121    17,186
 Current deferred tax assets                          4,641     9,349
                                                   --------  --------
Total current assets                                129,314   134,476
Property and equipment, net                           6,000     5,356
Goodwill, net                                        43,896    43,896
Contracts, net                                        7,979     8,793
Other intangibles, net                                  960     1,076
Other assets                                          8,396    12,548
                                                   --------  --------
Total assets                                       $196,545  $206,145
                                                   ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                   $43,437   $49,786
 Accrued medical claims liability                    28,423    25,808
 Accrued expenses                                    50,079    45,351
 Deferred revenue                                     1,893    11,869
 Current portion of loss contract reserve                --     6,062
                                                   --------  --------
Total current liabilities                           123,832   138,876
Noncurrent portion of accrued expenses                8,556    11,259
Noncurrent deferred tax liabilities                     876     1,017
                                                   --------  --------
Total liabilities                                   133,264   151,152
                                                   --------  --------
Stockholders' equity:
 Common stock                                           109       108
 Additional paid-in capital                          56,574    55,203
 Deferred compensation                                 (287)     (143)
 Retained earnings (accumulated deficit)              6,885      (175)
                                                   --------  --------
Total stockholders' equity                           63,281    54,993
                                                   --------  --------
Total liabilities and stockholders' equity         $196,545  $206,145
                                                   ========  ========


                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                    Six Months Ended
                                                        June 30,
                                                   ------------------
                                                     2005      2004
                                                   --------  --------
Operating Activities
Net income                                           $7,060    $3,945
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                       1,987     1,965
  Finance cost amortization                             291       297
  Stock option income tax benefits                       81        --
  Deferred income taxes                               4,567    (5,255)
  Amortization of deferred compensation                  31        --
  Interest on stockholders' notes receivable            --        (2)
  Increase in loss contract reserve                   1,295     6,800
  Changes in operating assets and liabilities:
   Accounts receivable, net                           3,330   (13,370)
   Inventories                                          352        26
   Prepaid expenses and other current assets          1,065     3,492
   Other assets                                       3,989    (2,203)
   Accounts payable                                  (6,349)   10,176
   Accrued medical claims liability                   2,615     5,316
   Accrued expenses                                   2,025     2,222
   Deferred revenue                                  (9,976)   (4,951)
   Loss contract reserve utilization                 (7,357)   (1,430)
                                                   --------  --------
   Net cash provided by operating activities          5,006     7,028
                                                   --------  --------

Investing Activities
Capital expenditures                                 (1,829)   (1,165)
                                                   --------  --------
   Net cash used in investing activities             (1,829)   (1,165)
                                                   --------  --------

Financing Activities
Net payments on line of credit and term loan             --    (1,198)
Issuance of common stock                                369       205
Exercise of stock options                               747     1,533
                                                   --------  --------
   Net cash provided by financing activities          1,116       540
                                                   --------  --------

Net increase in cash and cash equivalents             4,293     6,403
Cash and cash equivalents at beginning of period      7,191     1,157
                                                   --------  --------
Cash and cash equivalents at end of period          $11,484    $7,560
                                                   ========  ========


                      AMERICA SERVICE GROUP INC.
      SCHEDULE OF LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES
                            (In thousands)

                                            Three Months Ended
                                     --------------------------------
                                     June 30,  % of   June 30,  % of
                                       2005   Revenue   2004   Revenue
                                     --------  -----  --------  -----
Healthcare revenues                   $14,781  100.0   $24,568  100.0
Healthcare expenses                    14,935  101.1    25,926  105.5
Increase in loss contract reserve       1,295    8.7     6,800   27.7
                                     --------  -----  --------  -----
 Gross margin                          (1,449)  (9.8)   (8,158) (33.2)
Depreciation and amortization               3    0.0        27    0.1
                                     --------  -----  --------  -----
 Loss from discontinued operations
  before income taxes                  (1,452)  (9.8)   (8,185) (33.3)
Income tax provision (benefit)           (581)  (3.9)        4    0.0
                                     --------  -----  --------  -----
 Loss from discontinued operations,
  net of taxes                          $(871)  (5.9)  $(8,189) (33.3)
                                     ========  =====  ========  =====

                                             Six Months Ended
                                     --------------------------------
                                     June 30,  % of   June 30,  % of
                                      2005    Revenue   2004   Revenue
                                     --------  -----  --------  -----
Healthcare revenues                   $30,741  100.0   $51,087  100.0
Healthcare expenses                    31,080  101.1    53,132  104.0
Increase in loss contract reserve       1,295    4.2     6,800   13.3
                                     --------  -----  --------  -----
 Gross margin                          (1,634)  (5.3)   (8,845) (17.3)
Depreciation and amortization               8    0.0        65    0.1
                                     --------  -----  --------  -----
 Loss from discontinued operations
   before income taxes                 (1,642)  (5.3)   (8,910) (17.4)
Income tax provision (benefit)           (657)  (2.1)       17    0.1
                                     --------  -----  --------  -----
 Loss from discontinued operations,
  net of taxes                          $(985)  (3.2)  $(8,927) (17.5)
                                     ========  =====  ========  =====


                      AMERICA SERVICE GROUP INC.
          DISCUSSION AND RECONCILIATION OF NON-GAAP MEASURES
                            (In thousands)

    This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.

                            ADJUSTED EBITDA

    The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, increases or decreases in reserves for loss contracts, discontinued acquisition expenses and the charge for settlement of a Florida legal matter. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
    The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company's management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry.
    Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.


            RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

                                                   Three Months Ended
                                                        June 30,
                                                   ------------------
                                                     2005      2004
                                                   --------  --------
Net income                                           $3,147    $4,303
Depreciation and taxes included in loss
 from discontinued operations, net of taxes            (578)       31
Increase in loss contract reserve included in
 loss from discontinued operations, net of taxes      1,295     6,800
Income tax provision (benefit)                        2,680    (5,329)
Late fee income                                        (249)       --
Interest, net                                           205       453
Depreciation and amortization                         1,000       959
Discontinued acquisition expenses                       451        --
                                                   --------  --------
Adjusted EBITDA                                      $7,951    $7,217
                                                   ========  ========

                                                    Six Months Ended
                                                        June 30,
                                                   ------------------
                                                     2005      2004
                                                   --------  --------
Net income                                           $7,060    $3,945
Depreciation and taxes included in loss
 from discontinued operations, net of taxes            (649)       82
Increase in loss contract reserve included in
 loss from discontinued operations, net of taxes      1,295     6,800
Income tax provision (benefit)                        5,381    (4,977)
Late fee income                                        (249)       --
Interest, net                                           433       964
Depreciation and amortization                         1,979     1,900
Discontinued acquisition expenses                       451        --
Charge for settlement of Florida legal matter            --     5,200
                                                   --------  --------
Adjusted EBITDA                                     $15,701   $13,914
                                                   ========  ========


   TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

    The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization.
    The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.


        RECONCILIATION OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                   Three Months Ended
                                                        June 30,
                                                   ------------------
                                                     2005       2004
                                                   --------  --------
Healthcare revenues                                $160,996  $148,088
Healthcare revenues included in loss
 from discontinued operations, net of taxes          14,781    24,568
                                                   --------  --------
Total Revenues                                     $175,777  $172,656
                                                   ========  ========

                                                    Six Months Ended
                                                        June 30,
                                                   ------------------
                                                     2005       2004
                                                   --------  --------
Healthcare revenues                                $314,630  $289,874
Healthcare revenues included in loss
 from discontinued operations, net of taxes          30,741    51,087
                                                   --------  --------
Total Revenues                                     $345,371  $340,961
                                                   ========  ========

  RECONCILIATION OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                   Three Months Ended
                                                        June 30,
                                                   ------------------
                                                     2005      2004
                                                   --------  --------
Healthcare expenses                                $148,562  $135,048
Healthcare expenses included in loss
 from discontinued operations, net of taxes          14,935    25,926
                                                   --------  --------
Total Healthcare Expenses                          $163,497  $160,974
                                                   ========  ========

                                                    Six Months Ended
                                                        June 30,
                                                   ------------------
                                                     2005      2004
                                                   --------  --------
Healthcare expenses                                $289,957  $265,034
Healthcare expenses included in loss
 from discontinued operations, net of taxes          31,080    53,132
                                                   --------  --------
Total Healthcare Expenses                          $321,037  $318,166
                                                   ========  ========

         RECONCILIATION OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                   Three Months Ended
                                                        June 30,
                                                   ------------------
                                                     2005       2004
                                                   --------  --------
Gross margin                                        $12,434   $13,040
Gross margin included in loss from
 discontinued operations, net of taxes               (1,449)   (8,158)
Increase in loss contract reserve included in
 loss from discontinued operations, net of taxes      1,295     6,800
                                                   --------  --------
Total Gross Margin                                  $12,280   $11,682
                                                   ========  ========

                                                    Six Months Ended
                                                        June 30,
                                                   ------------------
                                                     2005      2004
                                                   --------  --------
Gross margin                                        $24,673   $24,840
Gross margin included in loss from discontinued
 operations, net of taxes                            (1,634)   (8,845)
Increase in loss contract reserve included in
 loss from discontinued operations, net of taxes      1,295     6,800
                                                   --------  --------
Total Gross Margin                                  $24,334   $22,795
                                                   ========  ========

    CONTACT: America Service Group Inc., Brentwood
             Michael Catalano, 615-373-3100
             or
             Michael W. Taylor, 615-373-3100